Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Employment Agreement”), effective as of August 1, 2010, and amended on October 1, 2010 and May 26, 2011, by and between Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Vaughan Clift, M.D. (the “Executive”) is made as of July 31, 2015 (“Amendment Date”).

WHEREAS, the Company and the Executive (together the “Parties”) entered into the Employment Agreement;

WHEREAS, the Company and the Executive desire to extend the term of the Employment Agreement through July 31, 2016; and

WHEREAS, the Parties have agreed to modify the Employment Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. The first sentence of Section 1 of the Employment Agreement shall be replaced in its entirety with the following sentence:

“The Company hereby agrees to employ Employee and Employee hereby accepts such employment with the Company for the period of 72 months beginning on the Effective Date.”

2. All other provisions of the Employment Agreement shall remain in full force and effect.

3. In connection with the Amendment, the Company hereby agrees to grant to the Executive an option to purchase 170,000 shares of the Company’s Common Stock with an exercise price equal to the Fair Market Value of the Company’s Common Stock as determined in accordance with the Company’s 2010 Amended and Restated Stock and Incentive Plan, shall have a term of 10-years, shall contain the Company’s standard provisions, and shall vest on the date that the Company meets all endpoints in connection with the Ampion clinical trial as determined in the sole discretion of the Compensation Committee.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the Amendment Date written above.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Michael Macaluso
Its:	CEO

VAUGHAN CLIFT, M.D.

/s/ Vaughan Clift
Vaughan Clift, M.D.